UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005

FOSSIL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas		75082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On May 13, 2005, Fossil, Inc. (the “Company”) issued a press release announcing that its Board of Directors has approved a new stock repurchase program.  This new program authorizes the Company to repurchase up to 1,000,000 shares of its common stock through open market or privately negotiated transactions.  The timing and the amount of any repurchases will be determined by the Company’s management based on its evaluation of market conditions and other factors.

In addition to the new repurchase plan, the Company has an existing repurchase plan, established in September 2004 pursuant to Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”),  which provides for pre-determined repurchases of the Company’s common stock, subject to certain conditions and other contingencies established under the 10b5-1 Plan.  At May 12, 2005, there remained approximately 160,000 shares available for repurchase under the 10b5-1 Plan, which expires on September 28, 2005.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated May 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    May 17, 2005

FOSSIL, INC.

By:	/s/	Mike L. Kovar

Name:		Mike L. Kovar

Title:		Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 13, 2005.